Alliance Quasar Fund, Inc.			Exhibit 77C



Matters submitted to a vote of security holders


A Special Meeting of Shareholders of Alliance Quasar Fund, Inc.
("AQF") was held on January 4, 2001. A description of each proposal and number of shares voted at the meeting are as follows:



Shares Voted
For

Shares Voted
Against
Shares
Abstained
To elect Directors of
AQF.

John D. Carifa
Ruth Block
David H. Dievler
John H. Dobkin
William H. Foulk, Jr.
Dr. James M. Hester
Clifford L. Michel
Donald J. Robinson



22,493,679
22,489,560
22,465,510
22,487,979
22,487,584
22,459,143
22,494,447
22,471,645




740,017
744,135
768,186
745,717
746,111
774,552
739,249
762,050

To ratify the selection
of Ernst & Young LLP
as independent
accountants.

22,438,380
214,638
580,677
Change fundamental
policy to allow AQF to
engage in securities
lending.

16,396,670
870,108
776,487
Change fundamental
policy relating to
diversification.

16,507,129
739,387
769,748
Change fundamental
policy relating to
commodities.

16,346,563
871,395
798,306
Change fundamental
policy relating to
unseasoned issuers.

16,166,540
988,040
861,684
Change fundamental
policy relating to
illiquid securities.

16,129,093
1,015,016
872,156